UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 26, 2010

APD ANTIQUITIES, INC.

(Exact name of small business issuer as specified in its charter)

Commission File Number: 000-50738

Nevada	91-1959986
(State or jurisdiction of incorporation or organization)	(I.R.S Employer I.D No.)

1314 S. Grand Blvd, Ste. 2-250, Spokane, WA 99202

(Address of principal executive offices)

(509) 744-8590
(Issuer’s telephone number)

___________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2010, APD Antiquities, Inc. (the “Company”) entered into a Consulting Agreement with IWJ Consulting Group, LLC, (the “Consultant”).  Pursuant to the Consulting Agreement, IWJ will assist the Officers and Directors of the Company and act as a finder to locate potential investors and help identify and screen private companies that maybe of interest in merging with the Company.  The Consultant is to receive a fee of $5,000 to cover certain out of pocket expenses related to identifying potential investors and searching for a potential private company to consolidate with the Company.  The term of this agreement ends in 90 days unless extended by mutual consent of the parties.  The agreement is attached hereto as an exhibit and incorporated by reference (Exhibit 10.1 attached hereto).

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Exhibits

10.1	Consulting Agreement between APD Antiquities, Inc. and IWJ Consulting Group, LLC effective February 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APD ANTIQUITIES, INC. (Registrant)

Date: March 4, 2010	By:	/s/ Cindy K. Swank
Cindy K. Swank President and CEO